State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on January 20, 2021, to Articles of Incorporation for BETWEEN DANDELIONS, INC. which changed its name to OPTIMUS HEALTHCARE SERVICES, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H21000027180. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is L52786.

Authentication Code: 721A00001343-012121-L52786 -1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Twenty-first day of January, 2021

Secretary of State

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Between Dandelions, Inc.

DOCUMENT NUMBER: L52786

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Sean Spiegelman
Name of Contact Person

Between Dandelions, Inc.
Firm/ Company

2801 South Federal Hwy. (22831)
Address

Fort Lauderdale, FL 33335
City/ State and Zip Code

sean@betweendandelions.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Steven Cohen at (212) 653-8166
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ■ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Amendment
to
Articles of Incorporation
of

Between Dandelions, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

L52786

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Optimus Healthcare Services, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

1400 Old Country Road
Suite 305
Westbury, N.Y. 11590-5119

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

1400 Old Country Road
Suite 305
Westbury, N.Y. 11590-5119

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________ *(City)*, Florida ________ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	____	____	____
____ Add			____
____ Remove			____
2) ____ Change	____	____	____
____ Add			____
____ Remove			____
3) ____ Change	____	____	____
____ Add			____
____ Remove			____
4) ____ Change	____	____	____
____ Add			____
____ Remove			____
5) ____ Change	____	____	____
____ Add			____
____ Remove			____
6) ____ Change	____	____	____
____ Add			____
____ Remove			____

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

See attachment for the Articles of Amendment to Articles of Incorporation detailed 1 page

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: December 24, 2020, if other than the date this document was signed.

Effective date if applicable: ______________________________
(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

Dated December 24, 2020

Signature ______________________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Sean Spiegelman
(Typed or printed name of person signing)

President and Chairman
(Title of person signing)

Articles of Amendment
To
Articles of Incorporation
Of
BETWEEN DANDELIONS, INC

Document Number: L52786

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. The name of the Corporation is BETWEEN DANDELIONS, INC

B. The name of the Corporation is hereby changed to OPTIMUS HEALTHCARE SERVICES, INC.

C. The conversion rights of the Series B-1 Preferred Stock have been changed by action of the Board of Directors, without stockholder approval which is not required by the terms of the Series B-1 Preferred stock, have been changed to one share of common stock for each twenty shares of preferred stock from one share of common stock for each 200 shares of preferred stock

The date of each amendment(s) adoption is: As of December 24, 2020.

Adoption of Amendment: The amendment was adopted, upon the recommendation of the board of directors, by the shareholders by written consent in accordance with the provisions of § 607.0704, Fla. Stat. The number of votes cast for the amendment(s) by the shareholders was sufficient for approval.

Dated: December 24, 2020

Sean Spiegelman, Chief Executive Officer